UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 12, 2014

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36352	20-8756903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1100, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, including Zip Code)

(617) 871-2098

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On September 12, 2014, the Board of Directors (the “Board”) of Akebia Therapeutics, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee, elected Ronald C. Renaud, Jr. as a Class I Director, effective as of September 12, 2014. Mr. Renaud’s initial term will last until the 2015 annual meeting of stockholders. At the time of filing, the Board had not yet determined the committees to which Mr. Renaud will be assigned.

Consistent with the Company’s director compensation policy, which was previously described in the Company’s 424(b) prospectus filed on March 21, 2014, Mr. Renaud will be eligible to receive certain cash and equity compensation. Mr. Renaud will also enter into a customary indemnification agreement with the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Akebia Therapeutics, Inc. dated September 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

By:	/s/ JOHN P. BUTLER

John P. Butler President and Chief Executive Officer

Date: September 15, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Akebia Therapeutics, Inc. dated September 15, 2014